UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2015
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway
Suite 200
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On August 5, 2015, NSA Universal DR, LLC ("NSA DR"), a wholly owned subsidiary of NSA OP, LP, the Company's operating partnership (the "Operating Partnership"), and affiliates of Guardian Storage Centers, LLC ("Guardian") and SecurCare Self Storage, Inc. ("SecurCare"), two of the Company's participating regional operators ("PROs"), entered into agreements to amend and restate the limited partnership or limited liability company agreements (each, a "DownREIT Partnership Agreement") of each of eight entities that each own one self-storage property (collectively, the "NSA-Guardian-SecurCare Properties"). This group of properties was acquired immediately prior to the amendments and restatements of the DownREIT Partnership Agreements by NSA DR, Guardian, and SecurCare from third-party sellers for $8.3 million in new equity issuance and $62 million in cash and $0.6 million in issuance of LTIP units. In connection with the purchase of the NSA-Guardian-SecurCare Properties, on the same date set forth above, the Operating Partnership, on behalf of NSA DR, issued 33,214 long-term incentive plan ("LTIP") units as a brokerage fee to an unaffiliated third-party real estate broker and 16,607 LTIP units to Guardian as an acquisition fee. Pursuant to each DownREIT Partnership Agreement, NSA DR was appointed general partner and the existing limited partner or membership interests, as applicable, were reclassified into three classes for no additional consideration. In each case, NSA DR's interest was reclassified into 664,283 Class Y common units of limited partner or limited liability company interest (the "Class Y Units"), Guardian's interest was reclassified into 664,283 Class B common units of limited partner or limited liability company interest (the "DownREIT Subordinated Performance Units"), and SecurCare's interest was reclassified into 27,117 Class X common units of limited partner or limited liability company interest (the "Class X Units", and together with the Class Y Units, "DownREIT OP Units"). Class X Units and DownREIT Subordinated Performance Units are intended to be economically equivalent to Class A common units of limited partner interest ("Class A OP Units") and Class B common units of limited partner interest ("Subordinated Performance Units"), respectively, issued by the Company's Operating Partnership.
On or after the date that is five years after the date of each DownREIT Partnership Agreement, the Class X Units will be redeemable for cash or, at the option of the Operating Partnership, exchangeable for Class A OP Units in the Operating Partnership on a one-for-one basis, which are then redeemable for cash or, at the Company's option, exchangeable for common shares of beneficial interest of the Company on a one-for-one basis, subject to certain adjustments in each case, as set forth in the limited partnership agreement of the Operating Partnership (the "Operating Partnership Agreement"). On or after the date on which the Class X Units have been redeemed, the DownREIT Subordinated Performance Units are exchangeable for Subordinated Performance Units in the Operating Partnership on a one-for-one basis on the terms set forth in the applicable DownREIT Partnership Agreement, which are then convertible into Class A OP Units of the Operating Partnership and which are then redeemable for cash or, at the Company's option, exchangeable for common shares of beneficial interest of the Company on a one-for-one basis, subject to certain adjustments in each case, as set forth in the Operating Partnership Agreement.
The reclassifications of existing interests into DownREIT OP Units and DownREIT Subordinated Performance Units and the issuance of LTIPs (as described above) were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act").

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 11, 2015

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer